SCHEDULE A
                                   ICON FUNDS
                     (AS AMENDED, EFFECTIVE JULY 9, 2002)

I. Portfolios covered by Distribution Agreement that are no-load and have no 12b-1 fees:

      U.S. Equity Funds
      ICON Consumer Discretionary Fund
      ICON Energy Fund
      ICON Financial Fund
      ICON Healthcare Fund
      ICON Industrials Fund
      ICON Information Technology Fund
      ICON Leisure & Consumer Staples Fund
      ICON Materials Fund
      ICON Telecommunications & Utilities Fund

      Foreign Equity Funds
      ICON Asia-Pacific Region Fund
      ICON North Europe Region Fund
      ICON South Europe Region Fund
      ICON Western Hemisphere Fund

      Fixed Income Funds
      ICON Short-Term Fixed Income Fund

II.   Portfolios covered by Distribution Agreement with a 12b-1 plan:

      ICON Bond Fund
      ICON Covered Call Fund
      ICON Equity Income Fund
      ICON Fund
      ICON Long/Short Fund

IN WITNESS WHEREOF, this 9th day of July, 2002, the parties have duly executed this amended Schedule A effective July 9, 2002.

ICON Funds                            MERIDIAN CLEARING CORPORATION

By:  /s/ Andra C. Ozols               By: /s/ Erik L. Jonson

Name: Andra C. Ozols                  Name:  Erik L. Jonson

Title: Secretary                      Title:  Secretary/Treasurer

MERIDIAN INVESTMENT MANAGEMENT
CORPORATION

By: /s/ Craig T. Callahan

Name:  Craig T. Callahan

Title: President